Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT, , dated as of December 20, 2024 (this “Amendment”) by and among CARLYLE ALPINVEST PRIVATE MARKETS FUND (the “Borrower”), ALPINVEST CAPM HOLDINGS, LLC (“Holding I”), ALPINVEST SEED FUND LIMITED PARTNER, LLC (“Holding II”), ALPINVEST SEED FUND, L.P (“Holding III”), ACP 2022 MARVEL BLOCKER LLC (“Holding IV”), ALPINVEST SEED FUND GP, LLC (the “Additional Pledgor”; and, together with the Borrower, Holding I, Holding II, Holding III and Holding IV, each, a “Credit Party” and collectively, the “Credit Parties”), BARCLAYS BANK PLC (the “Initial Lender” and the “Agent”) and MIZUHO BANK, LTD. (the “Joining Lender”; and together with the Initial Lender, the “Second Amendment Lenders”), amends certain provisions of the Credit Agreement, dated as of March 9, 2023, by and among each Credit Party, the Initial Lender, the Agent and the other Lenders from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

WITNESSETH:

WHEREAS, the parties hereto agreed to make certain amendments to the Credit Agreement subject to the execution and delivery by the parties hereto of this Amendment.

WHEREAS, the Borrower has requested that the Second Amendment Lenders increase the amount of the Tranche A Committed Loan Limit and the Tranche B Committed Loan Limit effective as of the date hereof to the amounts set forth on Exhibit A to this Amendment (the “Commitment Increase”);

WHEREAS, Mizuho Bank, Ltd. wishes to become a party to the Credit Agreement as a Lender on the terms and subject to the conditions set forth in this Amendment;

WHEREAS, after giving effect to this Amendment, the Second Amendment Lenders shall entirely constitute all Lenders under the Credit Agreement;

WHEREAS, the Agent and the Second Amendment Lenders are willing to consent to the Commitment Increase and such other amendments to the Credit Agreement on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

SECTION 1.  Definitions. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

SECTION 2.  Amendments. In accordance with Section 10.1 (Amendments and Waivers) of the Credit Agreement, the Credit Agreement is hereby amended to delete all the stricken red text (indicated textually in the same manner as the following example: ~~red text~~) and to add all underlined blue text (indicated textually in the same manner as the following example: blue text) as reflected in the blackline attached as Exhibit A, hereto.

SECTION 3.  Conditions to Effectiveness of this Amendment. The effectiveness of this Amendment is conditioned upon satisfaction of the following requirements:

(a)  Executed Documents. The Agent shall have received (i) from each party hereto an executed copy of this Amendment and (ii) from the Borrower an executed copy of that certain Amended and Restated Fee Letter (the “A&R Fee Letter”) between the Borrower and the Agent dated the date hereof and in form and substance satisfactory to the Agent.

(b)  Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by any Credit Party on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by any Credit Party hereunder, including, to the extent invoiced at least one (1) Business Day in advance, the fees and disbursements invoiced through the date hereof of the Agent’s special counsel, Cadwalader, Wickersham & Taft LLP.

(c)  Upsize Fee. The Borrower shall have paid to the Agent, for the benefit of the Joining Lender, the Upsize Fee (as defined in the A&R Fee Letter) on the terms set forth therein, which Upsize Fee shall be in an amount equal to $54,861.11 (being 0.20% x $125,000,000 x 79/360 = $54,861.11).

(d)  Reliance Letter. The Joining Lender shall have received a legal opinion reliance letter dated the date hereof from Ropes & Gray LLP, as counsel to the Credit Parties, providing that the Joining Lender may rely on the legal opinion of Ropes & Gray LLP delivered to the Agent and Initial Lender on the Closing Date, in the same capacity as if the Joining Lender were a Lender on the Closing Date.

(e)  Additional Information. The Agent and the Lenders shall have received all information it may reasonably deem necessary or appropriate to comply with applicable know-your-customer requirements (including the Beneficial Ownership Regulation) and Anti-Money Laundering Laws.

SECTION 4.  Joinder. The Joining Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be a Lender under Section 10.6(a) (Successors and Assigns) of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Committed Loan Limit, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to financing agreements similar to the Credit Agreement as lender, and either it, or the Person exercising discretion in making its decision with respect to such financing agreement, is experienced with respect to such financing arrangements, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 (Financial Statements and Reports) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and advance its Committed Loan Limit contemplated herein and (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and advance its Committed Loan Limit contemplated herein; and (b) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Transaction Documents are required to be performed by it as a Lender.

SECTION 5.  Credit Agreement Otherwise Unchanged. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect, and each reference to the Credit Agreement (and words of similar import) in the Transaction Documents shall be a reference to the Credit Agreement as amended hereby, and as the same may be further amended, supplemented or otherwise modified and in effect from time to time. For the avoidance of doubt, this Amendment shall be considered to be a “Transaction Document” for all purposes under the Credit Agreement.

SECTION 6.  Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (including “pdf” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.  Representations and Warranties. The Credit Parties each represent and warrant that at the time of and immediately after giving effect to this Amendment, each of the representations and warranties of the Credit Parties set forth in the Transaction Documents are true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality, in which case to that extent it shall be true and correct in all respects); provided that to the extent such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date.

SECTION 8.  Execution, Delivery and Performance. The Credit Parties each represent and warrant that the execution, delivery and performance of this Amendment has been duly authorized and approved by all necessary corporate action on the part of each Credit Party.

SECTION 9.  No Default or Event of Default. The Credit Parties each represent and warrant that at the time of and immediately after giving effect to this Amendment, no Default or an Event of Default has occurred and is continuing or would result from the execution of this Amendment.

SECTION 10.  Effective Date.  This Amendment shall become effective as of the date hereof, subject to the satisfaction of the conditions set forth in Section 3 (Conditions to Effectiveness of this Amendment) of this Amendment.

SECTION 11.  Governing Law; Jurisdiction and Waivers. The provisions contained in the Credit Agreement, insofar as they relate to governing law, the submission to the courts specified therein, the consent to service of process and waivers shall apply to this Amendment mutatis mutandis as if they were incorporated herein.

SECTION 12.  Reaffirmation of Obligations. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Transaction Documents to which it is a party, and (c) agrees that except as expressly set forth herein, the execution and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender, constitute a waiver of any provision of any of the Transaction Documents or serve to effect a novation of its obligations under the Transaction Documents.

SECTION 13.  Reaffirmation of Security Interests. Each Credit Party (as applicable) (a) affirms the validity and enforceability of each of the Liens and security interests heretofore granted in or pursuant to the Transaction Documents as collateral security for the obligations under the Transaction Documents in accordance with their respective terms, and (b) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continues to be and remain Collateral for such obligations from and after the date hereof.

[Signature Pages Follow]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers or directors, as the case may be, as of the day and year first written above.

Borrower:

CARLYLE ALPINVEST PRIVATE MARKETS FUND

By:	/s/ Cameron Fairall
Name:	Cameron Fairall
Title:	Chief Legal Officer

By:	/s/ Parker Hooper
Name:	Parker Hooper
Title:	Principal Financial Officer

Signature Page to Amendment No. 2 to Credit Agreement

Holding Vehicles:

ALPINVEST CAPM HOLDINGS, LLC

By:	/s/ Cameron Fairall
Name:	Cameron Fairall
Title:	Chief Legal Officer

By:	/s/ Parker Hooper
Name:	Parker Hooper
Title:	Principal Financial Officer

ALPINVEST SEED FUND LIMITED PARTNER, LLC

By:	/s/ Cameron Fairall
Name:	Cameron Fairall
Title:	Chief Legal Officer

By:	/s/ Parker Hooper
Name:	Parker Hooper
Title:	Principal Financial Officer

ALPINVEST SEED FUND, L.P.

By:	/s/ Cameron Fairall
Name:	Cameron Fairall
Title:	Chief Legal Officer

By:	/s/ Parker Hooper
Name:	Parker Hooper
Title:	Principal Financial Officer

Signature Page to Amendment No. 2 to Credit Agreement

Holding Vehicles:

ACP 2022 MARVEL BLOCKER LLC

By:	/s/ Cameron Fairall
Name:	Cameron Fairall
Title:	Chief Legal Officer

By:	/s/ Parker Hooper
Name:	Parker Hooper
Title:	Principal Financial Officer

Signature Page to Amendment No. 2 to Credit Agreement

Additional Pledgor:

ALPINVEST SEED FUND GP, LLC

By:	/s/ Cameron Fairall
Name:	Cameron Fairall
Title:	Chief Legal Officer

By:	/s/ Parker Hooper
Name:	Parker Hooper
Title:	Principal Financial Officer

Signature Page to Amendment No. 2 to Credit Agreement

Agent:

BARCLAYS BANK PLC

By:	/s/ Steve Hopchick
Name:	Steve Hopchick
Title:	Authorized Signatory

Lender:

BARCLAYS BANK PLC

By:	/s/ Steve Hopchick
Name:	Steve Hopchick
Title:	Authorized Signatory

Lender:

MIZUHO BANK, LTD.

By:	/s/ Jeffrey Jaenicke
Name:	Jeffrey Jaenicke
Title:	Managing Director

Signature Page to Amendment No. 2 to Credit Agreement